UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2012

AMERICAN MIDSTREAM PARTNERS, LP

(Exact name of registrant as specified in its charter)

Delaware	001-35257	27-0855785
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1614 15th Street, Suite 300 Denver, Colorado 80202		80202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (720) 457-6060

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously disclosed in the Information Statement on Schedule 14C filed with the Securities and Exchange Commission on June 21, 2012 (the “Information Statement”), on June 1, 2012, the board of directors (the “Board”) of American Midstream GP, LLC, the general partner of American Midstream Partners, LP (the “Partnership”) unanimously approved the Second Amended and Restated American Midstream GP, LLC Long-Term Incentive Plan (the “Incentive Plan”), subject to unitholder approval. On June 11, 2012, a unitholder holding a majority of the Partnership’s outstanding limited partnership units approved the Incentive Plan by written consent in lieu of a special meeting of unitholders. Such unitholder consent became effective on July 11, 2012 (upon the expiration of a waiting period of 20 calendar days after June 21, 2012, the date on which the Information Statement was first sent or given to the other unitholders of the Partnership).

The Incentive Plan provides for awards of (i) options to purchase common units, (ii) restricted common units, (iii) common unit appreciation rights (“CUARs”), (iv) phantom units, (v) distribution equivalent rights (“DERs”), (vi) unit awards and (vii) other unit-based awards to employees, directors or consultants providing services for or on behalf of us and our subsidiaries. The Incentive Plan will be administered by the Compensation Committee (the “Committee”) of the Board. Up to 1,175,352 of the Partnership’s common units may be granted as awards under the Incentive Plan (which number includes 871,750 common units in addition to the 303,602 common units available under the Amended and Restated American Midstream GP, LLC Long-Term Incentive Plan), with such amount subject to adjustment as provided for under the terms of the Incentive Plan if there is a change in the common units, such as a unit split or other reorganization. The common units authorized to be granted under the Incentive Plan are expected to be registered pursuant to a registration statement on Form S-8.

The terms and types of awards and participants will be determined by the Committee at its discretion in accordance with the Incentive Plan. Except as required by applicable law or the rules of the New York Stock Exchange, the Incentive Plan may be amended or terminated at any time by the Board or the Committee. The Committee is also authorized to make adjustments in the terms and conditions of, and the criteria included in awards under the Incentive Plan in specified circumstances. The Incentive Plan is effective until such time at which all available units under the Incentive Plan have been issued to the participants or the time of termination of the Incentive Plan by the Board or the Committee.

Because awards under the Incentive Plan are granted at the discretion of the Committee, future benefits under the Incentive Plan are currently not determinable.

The summary of the Incentive Plan in this report does not purport to be complete and is qualified in its entirety by reference to the full text of the Incentive Plan, which is filed herewith as Exhibit 10.1 and is incorporated into this Item 5.02 by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

See “Index to Exhibits” attached to this Current Report on Form 8-K, which is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Midstream Partners, LP

By: American Midstream GP, LLC,
its General Partner

Date: July 17, 2012	By:	/s/ William B. Mathews
	Name:	William B. Mathews
	Title:	Secretary, General Counsel and Vice President of Legal Affairs

Exhibit Index

Exhibit Number	Description

10.1	Second Amended and Restated American Midstream GP, LLC Long-Term Incentive Plan